EXHIBIT 6.15.1

SECOND AMENDMENT TO

HC GOVERNMENT REALTY TRUST, INC.

2016 LONG TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the HC Government Realty Trust, Inc. 2016 Long Term Incentive Plan (as amended from time to time, the “LTIP”) is made and entered into as of November 2, 2021 by HC Government Realty Trust, Inc., a Maryland corporation (the “Corporation”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the LTIP.

WHEREAS, the Corporation established the LTIP by an original instrument adopted by the Board of Directors of the Corporation (the “Board”) on October 20, 2016;

WHEREAS, on November 10, 2017, the Board adopted an amendment to the LTIP to include the limitation that the Corporation shall not issue Awards under the LTIP representing more than 10% of the total number of outstanding shares of Company Stock, calculated on a fully-diluted basis (the “Award Limitation”);

WHEREAS, pursuant to Section 14 of the LTIP, the Board may amend the LTIP in such respects as it shall deem advisable, subject to the approval of the Corporation’s stockholders for certain LTIP amendments; and

WHEREAS, subject to the requisite approval of the Corporation’s stockholders, the Board has resolved by written consent, dated as of October 5, 2021, to amend the LTIP to remove the Award Limitation.

NOW, THEREFORE, in accordance with Section 14 of the LTIP and the approval of the Corporation’s stockholders on November 2, 2021, the LTIP is hereby amended, effective as of the date hereof, as follows:

1.	Section 4(b) of the LTIP is hereby deleted in its entirety and replaced with the following:

“(b) [Reserved].”

2.	Except as expressly amended by this Amendment, the LTIP shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first written above.

HC GOVERNMENT REALTY TRUST, INC.

By:	/s/ Steven A. Hale II
Name:	Steven A. Hale II
Title:	Chairman, Chief Executive Officer and President

[Signature Page to Second Amendment to LTIP]

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